EXHIBIT 2
CONSENT OF GLJ PETROLEUM CONSULTANTS
We hereby consent to the reference to us in this Annual Report on Form 40-F of Pengrowth Energy Trust and to the use herein of our report dated February 17, 2006, having an effective date of December 31, 2005.

Date: March 29, 2006	/s/ Doug R. Sutton
Calgary, Alberta	Doug R. Sutton, P. Eng. Vice-President GLJ Petroleum Consultants Ltd.